Exhibit 3.1

                            Articles of Incorporation
                                       Of
                       Global Telephone Communication, Inc

                                    Article I

     The name of the corporation is Global Telephone Communication, Inc. (the "Corporation").

                                   Article II

     The amount of total authorized capital stock which the Corporation shall have authority to issue is 25,000,000 shares of common stock, each with $0.001 par value, and 5,000,000 shares of preferred stock, each with $0.01par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the corporation.

                                   Article III

     The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of Nevada. The number of members of the Board of Directors shall be set in accordance with the Company's Bylaws; however, the initial Board of Directors shall consist of three members. The names and addresses of the person who shall serve as the directors until the first annual meeting of stockholders and until their successors are duly elected and qualified is as follows:

     Name                          Address
     ----                          -------
     George Delmas                 #910-510 Burrard Street
                                   Vancouver, B.C. V6C 3A8
                                   Canada

     Terry Wong                    #910-510 Burrard Street
                                   Vancouver, B.C. V6C 3A8
                                   Canada

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     Thomas John Kennedy           #910-510 Burrard Street
                                   Vancouver, B.C. V6C 3A8
                                   Canada

                                   Article IV

     The name and address of the incorporator of the Corporation is Craig A. Stoner, 455 Sherman Street, Suite 300, Denver, Colorado 80203

                                    Article V

     To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.037), as the same now exists or may hereafter be amended or supplemented, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer.

                                   Article VI

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director. Officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                   Article VII

     The owners of shares of stock of the Corporation shall not have a preemptive right to acquire unissued share, treasury shares or securities convertible into such shares.

                                  Article VIII

     Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the Corporation.

                                   Article IX

     The initial resident agent of the Corporation shall be the Corporation Trust Company of Nevada, whose street address is 1 East 1st Street, Reno, Nevada 89501.

                                    Article X

     The provisions of NRS 78.378 to 78.3793 inclusive, shall not apply to the Corporation.

                                   Article XI

     The purposes for which the Corporation is organized and its powers are as follows:

          To  engage  in  all  lawful  business;  and

          To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                                   Article XII

     One-third of the votes entitled to be cast on any matter by each shareholder voting group entitled to vote on a matters hall constitute a quorum of that voting group for action on that matter by shareholders.

                                  Article XIII

     The holder of a bond, debenture or other obligation of the Corporation may have any of the rights of a stockholder in the Corporation to the extent determined appropriate by the Board of Directors at the time of issuance of such bond, debenture or other obligation.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation his 19th day of March, 1998.

                                                           By /s/Craig A. Stoner
                                                              ------------------
                                                              Craig A. Stoner
                                                              Incorporator


State of Colorado     )
City and              ) ss.
County of Denver      )

     Personally appeared before me this 19th day of March, 1998, Craig A. Stoner who, being first duly sworn, declared that he executed the foregoing Articles of Incorporation and that eh statements therein are true and correct to the best of his knowledge and belief.

     Witness my hand and official seal.
                                                /s/Nancy J. Parks
        [Graphic Omitted]                       -----------------
                                                Notary Public

     My certification expires:                  Address:
     10/26/98                                   455 Sherman Street
     -------------------------                  Suite 300
                                                Denver, CO 80237

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

                                                                FILED # C6416-98
                                                                     Aug 21 2001
                                                                IN THE OFFICE OF
                                                                    Dean Heller,
                                                              Secretary of State

Dean Heller                            Certificate of Amendment
Secretary of State                    (Pursuant to NRS 78.385 and 78.390)
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775)6845708
         Important: Read attached instructions before completing form.


                   Certificate of Amendment of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390-After Issuance of Stock)
                              -Remit in Duplicate-

1. Name of Corporation: Global Telephone Communication, Inc.

2. The articles have been amended as follows (provide article numbers, if available): Article 2 the amount of total authorized capital stock which the corporation shall have authority to issue is 200,000,000 shares of common stock, each with $0.001 par value and 100,000,000 shares of preferred stock, each with $0.001 par value. To the fullest extent permitted by the laws of the state of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation have voted in favor of the amendment is: simple majority.

4.Signatures (Required):
\s\ xxxxx                         and          \s\ xxxxx
---------------------------                    ---------------------------
President or Vice President                    Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

Important: Failure to include any of the above information and remit the proper fees may be cause this filing to be rejected.

                       Restated Articles of Incorporation
                                       of
                      Global Telephone Communication, Inc

                                   ARTICLE 1

     The name of the corporation is Global Telephone Communication, Inc. (the "Corporation").

                                   ARTICLE 2

     The amount of total authorized capital stock which the Corporation shall have authority to issue is 200,000,000 shares of common stock, each with $0.001 par value, and 100,000,000 shares of preferred stock, each with $0.001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

                                   ARTICLE 3

     The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of placeStateNevada. The number of members of the Board of Directors shall be set in accordance with the Company's Bylaws; however, the initial Board of Directors shall consist of three members. The names and addresses of the person who shall serve as the directors until the first annual meeting of stockholders and until their successors are duly elected and qualified is as follows: Omitted from this Restated Articles pursuant to NRS 78.403(3).

                                   ARTICLE 4

     The name and address of the incorporator of the Corporation is: Omitted from these Restated Articles pursuant to NRS 78.403(3).

                                   ARTICLE 5

     To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.037), as the same now exists or may hereafter be amended or supplemented, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages or breach of fiduciary duty as a director or officer.

                                   ARTICLE 6

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against any liability and expense (including attorney's fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                   ARTICLE 7

     The owners of shares of the Corporation shall not have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares.

                                   ARTICLE 8

 Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the
                                  Corporation.

                                   ARTICLE 9

     The initial resident agent of the Corporation shall be: Omitted from these Restated Articles pursuant to NRS 78.403(3).

                                   ARTICLE 10

     The provision of NRS 78.378 to 78.3793 inclusive, shall not apply to the Corporation.

                                   ARTICLE 11

     The purposes for which the Corporation is organized and its powers are as follows:
     To engage in all lawful business; and
     To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                                   ARTICLE 12

     One-third of the votes entitled to be cast on any matter be each shareholder group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter by shareholders.




                                   ARTICLE 13

     The holder of a bond, debenture or other obligation of the Corporation may have any rights of a stockholder in the Corporation to the extent determined appropriate by the Board of Directors at the time of issuance of such bond, debenture or other obligation.

     In witness where of, the undersigned incorporator has executed these Articles of Incorporation this 19th day of March, 1998. Omitted from these Restated Articles pursuant to NRS 78.403(3).

                                                                 FILED#C64616-98
                                                                     Aug 21 2001
                                                                In the office of
                                                                    Dean Heller,
                                                              Secretary of State

Dean Heller                              Certificate to Accompany
Secretary of State                           Restated Articles
101 North Carson Street, Suite 3      (Pursuant to NRS 78.403 and 82.371)
Carson City, Nevada 89701-4786
(775)684 5708

Important: Read attached instructions before competing form.


          This form is to Accompany Restated Articles of Incorporation
          ------------------------------------------------------------
                       (Pursuant to NRS 78.403 or 82.371)
(This form may also be used to accompany Restated Articles for Limited Liability Companies and Certificates of Limited Partnership)
                              -Remit in Duplicate-

1. Name of placeStateNevada entity at last recorded in this office: Global Telephone Communication, Inc.

2. Indicate what changes have been made by checking the appropriate spaces. *

____ The entity name has been amended

____ The resident agent has been changed.
     (attach Certificate of Acceptance from new resident agent)

____ The purpose of the entity has been amended.

__X_ The authorized shares have been amended

____ The directors, managers or general partners have been amended

____ The duration of the entity has been amended.

____ IRS tax language has been added.

____ Articles have been added to the articles or certificate.

____ Articles have been deleted from the articles or certificate.

____ None of the above apply. The articles or certificate have been amended as follow: (provide article numbers, if available)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
____________________________________________________

*This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirement as set forth in the statutes for amending or altering Articles of Incorporation, Article of Organization or Certificates of Limited Partnership.

Important: Failure to include any of the above information and remit the proper fees ay cause this filing to be rejected.

          Dean Heller
          Secretary of State
[Graphic  204 North Carson Street, Suite 1
 Omitted] Carson City, Nevada 89701-4299
          (775) 684 5708
          Website: secretaryofstate.biz

----------------------------------------------
     Certificate of Amendment
     (Pursuant to NRS 78.385 and 78.390)
----------------------------------------------


              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations

          (Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

1.Name of Corporation:

Global Telephone Communications, Inc.

2.Thearticles have been amended as follows (provide article numbers, if available):

Article I of the Certificate of Incorporation filed with the Office of the Secretary of State of Nevada is hereby amended to read as follows:

"I.  The name of the Corporation is Spirit Silver Resources Corporation."

Article II of the Certificate of Incorporation filed with the Office of the Secretary of State of Nevada is hereby amended by inserting the following sentence after the last sentence of the Article:

"Effective as of May 30, 2006, the shares of common stock shall be subject to a 1 for 660 reverse stock split."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: A Majority of Outstanding Shares

4. Effective date of filing (optional):

5. Officer Signature (required): /s/ Peter Laipnieks

*If any propose amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitation or restriction on the voting power thereof.

IMPORATANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejectd.

          Dean Heller
          Secretary of State
[Graphic  204 North Carson Street, Suite 1
 Omitted] Carson City, Nevada 89701-4299
          (775) 684 5708
          Website: secretaryofstate.biz

----------------------------------------------
     Certificate of Amendment
     (Pursuant to NRS 78.385 and 78.390)
----------------------------------------------


              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations

          (Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

1.Name of Corporation:

Spirit Silver Resources Corporation

2.Thearticles have been amended as follows (provide article numbers, if available):

Article I of the Certificate of Incorporation filed with the Office of the Secretary of State of Nevada is hereby amended to read as follows:

"I.  The name of the Corporation is Spirit Exploration, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

5. Officer Signature (required): /s/ Peter Laipnieks
                                 -------------------

*If any propose amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitation or restriction on the voting power thereof.

IMPORATANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejectd.

                                        5